Exhibit 99.1

Press Release	Source: Ultra Clean Holdings, Inc.
Ultra Clean Announces Clarence Granger as Interim CEO
HAYWARD, Calif., March 5, 2025 -- Ultra Clean Holdings, Inc. (Nasdaq: UCTT) announced today that Jim Scholhamer has resigned effective immediately as Chief Executive Officer for personal health reasons. Clarence Granger, Chairman of the Board and founding CEO of UCT, will assume the role of interim CEO. The board is in the process of forming a search committee to find a permanent replacement for Mr. Scholhamer.
Mr. Granger has served as a member of UCT’s Board of Directors since May 2002 and as Chairman since October 2006. From 1996 to 2015, Mr. Granger served in multiple roles within the company including Chief Operating Officer and Executive Vice President of Operations, culminating with 12 years as UCT’s CEO. Mr. Granger has extensive knowledge of UCT’s business, strategy, people, operations, competition and financial position. He provides recognized executive leadership and vision in addition to a global network of customer, industry and government relationships.
“On behalf of the entire company, I would like to thank Jim for his leadership,” said Mr. Granger. “Under his direction, Jim successfully oversaw significant growth throughout several semiconductor cycles and a global pandemic while building a world-class team to support UCT’s growth strategy.”
Mr. Granger continued, “the experienced leadership team has demonstrated the ability over several years to continually outgrow the WFE industry due to their deep relationships with their customers, strong manufacturing execution and technical expertise.”
Over the past several years, UCT has expanded and diversified its portfolio of offerings, broadening the applications and platforms that support all stages of industry growth – from fab construction to equipment buildout and servicing of the installed base. With ample capacity, operational excellence, and high-quality products and services, UCT is well positioned to support significant demand increases ensuring its customers’ success.
Ultra Clean will be hosting a conference call and webcast at 1:30 p.m. PT today. The call can be accessed by dialing 1-800-836-8184 or 1-646-357-8785. No passcode is required. A replay of the call will be available by dialing 1-888-660-6345 or 1-646-517-4150 and entering the confirmation code 43194#.
The Webcast will be available on the Investor Relations section of the Company's website at http://uct.com/investors/events/.
About Ultra Clean Holdings, Inc.
Ultra Clean Holdings, Inc. is a leading developer and supplier of critical subsystems, components, parts, and ultra-high purity cleaning and analytical services primarily for the semiconductor industry. Under its Products division, UCT offers its customers an integrated outsourced solution for major subassemblies, improved design-to-delivery cycle times, design for manufacturability, prototyping, and high-precision manufacturing. Under its Services Division, UCT offers its customers tool chamber parts cleaning and coating, as well as micro-contamination analytical services. Ultra Clean is headquartered in Hayward, California. Additional information is available at www.uct.com.
Safe Harbor Statement
The foregoing information contains, or may be deemed to contain, "forward-looking statements" (as defined in the US Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. We use words such as "anticipates," "projection," "outlook," "forecast," "believes," "plan," "expect," "future," "intends," "may," "will," "estimates," "see," "predicts," "should" and similar expressions to identify these forward-looking statements. Forward looking statements included in this press release include our expectations about the semiconductor capital equipment market and outlook. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, the Company's actual results may differ materially from the results predicted or implied by these forward-looking statements. These risks, uncertainties and other factors also include, among others, those identified in "Risk Factors," "Management's Discussion and Analysis of Financial

Condition and Results of Operations'' and elsewhere in our annual report on Form 10-K for the year ended December 27, 2024, as filed with the Securities and Exchange Commission. Ultra Clean Holdings, Inc. undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise unless required by law.

Contact:
Rhonda Bennetto
SVP Investor Relations
rbennetto@uct.com